EXHIBIT 16.1
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September 30, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Esesis, Inc.
    Commission File No. 333-102145

Gentlemen,

We were previously the independent auditors of Esesis, Inc. and on May 31, 2004 we most recently reported on their financial statements as of March 31, 2004 and June 30, 2003 and for the nine months ended March 31, 2004 and the period July 5, 2002 (inception) through June 30, 2003. On September 30, 2004, we were dismissed as the company's independent auditors. We have read Esesis, Inc.'s statements included under Item 4 of its Form 8-K dated September 30, 2004 and we agree with such statements.



s/Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.





                         Turner, Stone & Company, L.L.P.
                           Accountants and Consultants
                      12700 Park Central Drive, Suite 1400
                               Dallas, Texas 75251
                 Telephone: 972-239-1660/Facsimile: 972-239-1665
                            Web site: turnerstone.com